Exhibit 99.1
Oak Street Health Reports Second Quarter 2022 results
August 2, 2022 at 4:05 Eastern Time
CHICAGO, IL – Oak Street Health, Inc. (NYSE: OSH, or the “Company”), a network of value-based primary care centers for adults on Medicare, today reported financial results for its second quarter ended June 30, 2022.

“We were pleased with another quarter of strong results across the board driven by the continued solid execution of our Oak Street Platform and our corresponding center economics. As of June 30th, we operated 144 centers and managed approximately 134,000 at-risk patients across 20 states,” said Mike Pykosz, Chief Executive Officer of Oak Street Health.

“Looking at our bottom line, our adjusted EBITDA loss for the quarter of $53.1 million included a prior period benefit of $7.2 million primarily driven by favorable medical cost development from the prior quarter," added Tim Cook, Chief Financial Officer of Oak Street Health. "We remain excited about the opportunities ahead and committed to our mission of rebuilding healthcare as it should be.”
Second Quarter 2022 Financial Highlights
•Total revenue was $523.7 million, up 48% year over year.
•Capitated revenue totaled $516.1 million, up 49% year over year.
•The Company cared for approximately 134,000 risk-based patients and 191,000 total patients.
•Net loss was $(148.3) million1, compared to $(100.3) million in the second quarter of 2021.
•Adjusted EBITDA2 was $(53.1) million, compared to $(53.5) million in the second quarter of 2021.
•As of June 30, 2022, the Company operated 144 centers, compared to 95 centers as of June 30, 2021.
Outlook for Fiscal Year 2022

	Three-Months Ending September 30, 2022		Twelve-Months Ending December 31, 2022
	Low	High	Low	High
(dollars in millions)
Centers	158	159	169	169
At-risk patients	143,500	144,500	155,000	158,500
Revenue	$535.0	540.0	$2,125.0	2,145.0
Adjusted EBITDA	$(95.0)	(90.0)	$(325.0)	(290.0)
We have not reconciled guidance for adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted. However, for third quarter and fiscal year 2022, depreciation and amortization is expected to be approximately $9.0 million and $35.0 million respectively.
1 Includes stock-based compensation of $49.8 million and $40.9 million for the second quarter of 2022 and 2021, respectively.
2 Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define adjusted EBITDA as as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, interest expense, net, transaction and offering costs, one-time in nature litigation costs, provision for income taxes and fair value adjustments related to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangibles and related to impairment of equity investments.

Webcast and Conference Call
The Company will conduct a conference call Wednesday, August 3, 2022 at 7:30 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (844) 200-6205 for U.S. participants, or +1 (929) 526-1599 for international participants, and referencing participant code 482239. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.
About Oak Street Health
Founded in 2012, Oak Street Health is a network of value-based primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the Company operates an innovative healthcare model focused on quality of care over volume of services and assumes the full financial risk of its patients. Oak Street Health currently operates over 140 centers across 20 states and is the only primary care provider to carry the AARP name. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the final Registration Statement filed with the SEC on August 5, 2020, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$118.2	$104.7
Restricted cash	18.6	15.7
Other receivables, net	2.5	3.1
Capitated accounts receivable	825.7	559.4
Marketable debt securities	429.5	671.1
Prepaid expenses and other current assets	10.6	14.0
Total current assets	1,405.1	1,368.0
Property, plant and equipment, net	184.8	144.8
Goodwill	152.7	152.9
Intangible assets, net	10.0	10.8
Operating right-of-use assets	303.0	157.7
Other long-term assets	7.6	6.9
Total assets	$2,063.2	$1,841.1
LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$23.5	$22.1
Accrued compensation and benefits	47.2	41.7
Liability for unpaid claims	724.5	556.3
Other liabilities	102.0	44.0
Total current liabilities	897.2	664.1
Long-term debt	903.6	901.4
Long-term operating lease liabilities	336.0	164.2
Other long-term liabilities	28.3	55.4
Total liabilities	2,165.1	1,785.1
Commitments and contingencies (See Note 10)
STOCKHOLDERS' EQUITY/(DEFICIT)
Preferred stock, par value $0.001; 50,000,000 shares authorized as of June 30, 2022 and December 31, 2021; no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, par value $0.001; 500,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 241,084,244 and 240,937,465 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	0.2	0.2
Additional paid-in capital	1,108.5	1,017.9
Accumulated other comprehensive loss	(4.8)	(1.4)
Accumulated deficit	(1,210.8)	(965.3)
Total stockholders' equity/(deficit) allocated to Oak Street Health, Inc.	(106.9)	51.4
Non-controlling interests	5.0	4.6
Total stockholders' equity/(deficit)	(101.9)	56.0
Total liabilities and stockholders' equity/(deficit)	$2,063.2	$1,841.1

Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three-Months Ended		Six-Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues:
Capitated revenue	$516.1	$346.7	$1,022.2	$637.9
Other revenue	7.6	6.4	15.3	11.9
Total revenues	523.7	353.1	1,037.5	649.8

Operating expenses:
Medical claims expense	391.6	281.4	771.0	481.1
Cost of care, excluding depreciation and amortization	98.9	67.0	194.1	127.3
Sales and marketing	42.6	25.9	76.4	50.0
Corporate, general and administrative	94.9	74.2	183.6	147.3
Depreciation and amortization	8.4	3.9	16.2	7.2
Total operating expenses	636.4	452.4	1,241.3	812.9

Loss from operations	(112.7)	(99.3)	(203.8)	(163.1)

Other (expense):
Interest expense, net	(0.5)	(1.0)	(1.1)	(1.2)
Other	(35.1)	—	(40.1)	—
Total other (expense)	(35.6)	(1.0)	(41.2)	(1.2)
Net loss	(148.3)	(100.3)	(245.0)	(164.3)

Net (income)/loss attributable to non-controlling interests	(0.8)	2.3	(0.6)	2.9
Net loss attributable to Oak Street Health, Inc.	$(149.1)	$(98.0)	$(245.6)	$(161.4)

Weighted average common shares outstanding - basic and diluted	226,492,695	221,168,630	226,071,398	221,595,670
Net loss per share – basic and diluted	$(0.66)	$(0.44)	$(1.09)	$(0.73)

Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Six-Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net loss	$(245.0)	$(164.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on debt and related issuance costs	2.2	1.3
Accretion of discounts and amortization of premiums on short-term marketable securities, net	4.2	0.4
Fair value adjustment to contingent consideration	38.2	—
Depreciation and amortization	16.2	7.2
Non-cash operating lease costs	20.3	7.3
Stock-based compensation, net of forfeitures	89.2	83.2
Change in operating assets and liabilities, net of impact of acquisitions:
Accounts receivables	(265.6)	(127.7)
Other assets	2.9	(0.9)
Accounts payable and accrued compensation and benefits	1.1	12.2
Liability for unpaid claims	168.2	95.4
Operating lease liabilities	(11.1)	(6.6)
Other liabilities	(0.1)	10.5
Net cash used in operating activities	$(179.4)	(82.0)

Cash flows from investing activities:
Proceeds from sales and maturities of marketable debt securities	$545.9	2.2
Purchases of marketable debt securities	(311.8)	(672.0)
Purchase of business, net of cash acquired	0.2	(1.0)
Purchases of property and equipment	(39.7)	(18.0)
Net cash provided by (used by) investing activities	$194.6	(688.8)

Cash flows from financing activities:
Proceeds from borrowings on Convertible Senior Notes, net	$—	897.9
Purchase of capped calls	—	(123.6)
Capital contributions from non-controlling interests	—	0.1
Capital contributions to non-controlling interests	(0.8)	(1.1)
Purchase of joint venture minority interest	(2.1)
Proceeds from exercise of options	2.3	3.6
Proceeds from issuance of common stock under the employee purchase plan	1.8
Net cash provided by financing activities	$1.2	776.9

Net change in cash, cash equivalents and restricted cash	16.4	6.1
Cash, cash equivalents and restricted cash, beginning of period	120.4	419.7
Cash, cash equivalents and restricted cash, end of period	$136.8	$425.8

Non-GAAP Financial Measures
Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following non-GAAP measures: patient contribution, platform contribution and adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.
Patient Contribution Reconciliation
Patient contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of gross profit, the most directly comparable GAAP financial measure, to patient contribution, for the three- and six-months ended June 30, 2022 and 2021. Gross profit is defined as total revenues less medical claims expense.

	For the three-months ended		For the six-months ended
(dollars in millions)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Gross profit	$132.1	$71.7	$266.5	$168.7
Other revenue	(7.6)	(6.4)	(15.3)	(11.9)
Patient contribution	$124.5	$65.3	$251.2	$156.8
Platform Contribution Reconciliation
Platform contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization and stock-based compensation. The following is a reconciliation of our gross profit, the most directly comparable GAAP financial measure, to platform contribution, for the three- and six-months ended June 30, 2022 and 2021. Gross profit is defined as total revenues less medical claims expense.

	For the three-months ended		For the six-months ended
(dollars in millions)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Gross profit	$132.1	$71.7	$266.5	$168.7
Cost of care, excluding depreciation and amortization	(98.9)	(67.0)	(194.1)	(127.3)
Stock-based compensation	0.9	0.3	1.5	0.6
Platform contribution	$34.1	$5.0	$73.9	$42.0

Adjusted EBITDA Reconciliation
Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest expense, net, (iv) transaction and offering costs, (v) one-time in nature litigation costs, (vi) provision for income taxes and (vii) fair value adjustments related to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangibles and related to impairment of equity investments. Our management team uses adjusted EBITDA as a performance measure in order to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three- and six-months ended June 30, 2022 and 2021.

	For the three-months ended		For the six-months ended
(dollars in millions)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net loss	$(148.3)	$(100.3)	$(245.0)	$(164.3)
Interest expense, net	0.5	1.0	1.1	1.2
Fair value adjustments	35.1	—	40.1	—
Depreciation and amortization	8.4	3.9	16.2	7.2
Stock-based compensation	49.8	40.9	89.2	83.2
Litigation costs	1.3	—	2.3	—
Transaction/offering related costs	0.1	1.0	0.6	1.8
Adjusted EBITDA	$(53.1)	$(53.5)	$(95.5)	$(70.9)
Contacts
Media:
Erica Frank
Vice President of Public Relations
(330) 990-5026
Erica.Frank@oakstreethealth.com
Investors:
Sarah Cluck
Head of Investor Relations
(773) 572-0254
sarah.cluck@oakstreethealth.com
Source: Oak Street Health